UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 28, 2012

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA		19341
(Address of Principal Executive Offices)		(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2012, ViroPharma SPRL, a wholly owned subsidiary of ViroPharma Incorporated (“ViroPharma SPRL”), entered into an amendment (the “Amendment”) to its Intermediate Supply Agreement (the “Agreement”) with Biotest AG (“Biotest”). Pursuant to the amendment, the parties agreed to terminate the Agreement effective as of December 31, 2012, unless sooner terminated, which represents a two year reduction in the term of the Agreement. The parties also agreed to volume ranges and prices for the 2012 calendar year for the intermediate plasma products (the “Intermediates”) derived from the plasma processed by Sanquin Blood Supply Foundation in manufacturing Cinryze. Prior to the amendment, ViroPharma SPRL sold all excess output of the Intermediates to Biotest. In addition, the parties agreed to terminate ViroPharma SPRL’s right of first refusal, subject to certain exceptions, to repurchase certain byproducts derived from the Intermediates. The parties further agreed to swap certain quantities of plasma through their affiliates, ViroPharma Biologics, Inc. and Biotest Pharmaceuticals Corporation during 2012.

ViroPharma Incorporated intends to file a copy of the Agreement as an exhibit to the Company’s quarterly report on Form 10-Q for the first quarter of 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: March 2, 2012	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary